UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2022 (June 6, 2022)

THE HEALING COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152805	26-2862618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11th Floor, Ten Grand Street, Brooklyn, New York	11249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +1 866-241-0670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure of Principal Officers:

On June 6, 2022, The Healing Company Inc. (the “Company”) received the resignation of Mr. Lee Larson Elmore as Secretary, Treasurer and Chief Financial Officer of the Company. Mr. Elmore did not resign due to any dispute or disagreement with the Company or its practices.

On June 6, 2022, the Company received a consent to act as Secretary, Treasurer and Chief Financial Officer of the Company from Amit Kapur. Further, concurrently, the board of directors of the Company (the “Board”) approved Mr. Kapur’s offer letter dated June 2, 2022 (the “Offer Letter”) and appointed Mr. Kapur Secretary, Treasurer and Chief Financial Officer of the Company.

Under the terms of the Offer Letter to commence June 6, 2022 (the “Start Date”), Mr. Kapur will be paid an annual base salary of $300,000 subject to review annually for increase, but not decrease, payable semi-monthly in accordance with the standard payroll practices of the Company and subject to all withholdings and deductions as required by law. Further, Mr. Kapur shall have the right to receive an annual bonus as determined by the Board and based on Company results and the achievement of applicable performance goals established by the Board. Additionally, Mr. Kapur shall receive an option to purchase One Million Two Hundred Fifty Thousand (1,250,000) shares of Company common stock in accordance with the terms of the Company’s 2022 Omnibus Equity Incentive Plan and its standard option agreement, once approved by the Board (the “Option”). The Option shall be exercisable at the fair market value of the common stock on the employment Start Date and shall have a term of ten (10) years. The shares subject to the Option shall vest ratably over a four (4) year period commencing on the employment Start Date (“Vesting Start Date”) as follows: 25% upon the 12-month anniversary of the Vesting Start Date, and at a rate of 1/48 of the number of shares initially subject to the Option for each full calendar month thereafter (such that 100% of the Shares shall be vested as of the fourth anniversary of the Vesting Start Date).

The employment offer and acceptance is for no fixed term and can be terminated by either party with or without cause, and with or without notice and for any reason or no particular reason.

Mr. Kapur will be eligible to participate in the employee benefit plans and programs generally available to the Company’s executives and he will be subject to non-competition and non-solicitation provisions. If Mr. Kapur’s employment with the Company is involuntarily terminated for reasons other than Cause (as defined in the Offer Letter) or a breach by him of the terms and conditions of the Offer Letter (including, but not limited to, a breach of any of the representations contained therein), he shall be entitled to continue to receive his base salary through the three-month anniversary of the effective date of termination if the termination occurs prior to the one-year anniversary of the Start Date, and through the six-month anniversary of the effective date of termination if the termination occurs after the one-year anniversary of the Start Date.

The foregoing summary of the material terms of the agreement with Mr. Kapur described above does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer of Employment appended as an exhibit to this filing.

2

Amit Kapur, Secretary, Treasurer and Chief Financial Officer.

Mr. Kapur has more than 20 years of chief financial leadership positions with an array of consumer goods, venture capital, private equity and consulting experience. He is a detailed-oriented, driven, executive with an extremely strong track record of leadership, business development, revenue generation, communication, project management, financial control, operations, IT, capital markets, and other corporate activities. He possesses exceptional analytical skills, with the ability to examine and understand business needs and deliver comprehensive reports for external groups while exceeding rigorous expectations. His academic credentials include a fundamental background in valuation, analytics, and research. His skills include the evaluation of new ventures and investment opportunities. He has a large network of associates which includes CEO/CFO/COOs, high net worth investors, entrepreneurs, and senior management in various industries.

Mr. Kapur is joining the Company after spending more than three years (from February 2019) with The Anthos Group, a company with a market cap of $100 million, where he served as Chief Financial Officer and Chief Operating Officer of Farms. During his term at The Anthos Group, he undertook various duties for that company including overseeing and developing policies whereby the company was able to reduce its G&A expenses by 40% and reduce capital expenditures while growing revenues. He also participated in the closing of financings for that company and the structuring and closing of various joint ventures.

In 2004, Mr. Kapur founded a real estate private equity fund and he still sits as Chairman of the Board of that company.

Mr. Kapur has had varied positions throughout his career, as a senior auditor for a large accounting firm prior to 2004 and from June 2017 to March 2019, he was a member and executive at Toptal, LLC, a company providing an exclusive network of the top freelance software developers, designers, finance experts product managers and project managers where he was assigned various projects over a broad spectrum of companies.

Educated at Northwestern͛ Kellogg School of Management, he has a Master’s of Business Administration with a focus on finance, entrepreneurship and marketing and also holds degrees from the University of Illinois at Chicago (UIC) (Bachelor of Science, Accounting) and the University of Delhi (Bachelor of Science, Business Commerce, Honors).

Mr Kapur also sits on the Board of Directors of Superfyt and is a member of CFOrward and a contributor to Think Deal Training.He is a Board member of Found Chicago Dog Training and Rescue Home, the Vice Chairman of Dreams for Kids, the Founder of Kapur Christmas Drive which annually feeds and clothes hundreds of homeless across Chicago and a Mentor of the Boys and Girls Club.

Other than the arrangements reported in this Item 5.02, there are no arrangements or understandings between the above officer and any other persons pursuant to which he was selected as anofficer. There are also no family relationships between Mr. Kapur and any other officers or directors of the company and none have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Offer Letter to Amit Kapur dated June 2, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HEALING COMPANY INC.

/s/ Simon Belsham
Simon Belsham
Chief Executive Officer

Date: June 14, 2022

4